UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01.	Regulation FD Disclosure.

A press release relating to the Acquisition (as defined below) issued by Triumph Bancorp, Inc. (the “Company”) on March 3, 2015 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 8.01.	Other Events.

On February 27, 2015, Triumph Capital Advisors, LLC, a Texas limited liability company (“Triumph Capital Advisors”) and wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”), in its capacity as receiver of Doral Bank, a national full-service commercial bank headquartered in San Juan, Puerto Rico (“Doral Bank”). Pursuant to the terms and conditions of the Purchase Agreement, Triumph Capital Advisors agreed to acquire (the “Acquisition”) all of the equity of Doral Money, Inc., a Delaware corporation and subsidiary of Doral Bank (“DMI”), and the management contracts with respect to two active collateralized loan obligations (“CLOs”) with approximately $703 million in assets under management. The primary assets of Doral Money consist of loans with a face value of approximately $37 million, which Triumph will acquire as part of the transaction, and certain securities of the CLOs, which were divested immediately following the closing as described below.

On February 26, 2015, Triumph Capital Advisors entered into a $99,975,000 secured term loan credit facility, pursuant to a Credit Agreement (the “Credit Agreement”) among Triumph Capital Advisors and Nomura Corporate Funding Americas, LLC, as lender (“Nomura”), the proceeds of which were used to finance the Acquisition. Interest on borrowings under the Credit Agreement accrues at a spread of 3.50% over LIBOR. The term loans made under the Credit Agreement are scheduled to mature on March 13, 2015 and may be repaid by delivery to Nomura of certain securities related to the CLOs or, in certain circumstances, in cash. Under the terms of the Credit Agreement, Triumph Capital Advisors is subject to certain customary affirmative and negative covenants. The obligations of Triumph Capital Advisors under the Credit Agreement are secured by a pledge of substantially all assets of Triumph Capital Advisors. The obligations of Triumph Capital Advisors under the Credit Agreement are also guaranteed by the Company, pursuant to an Irrevocable and Unconditional Guarantee (the “Guarantee”), dated as of February 26, 2015, by the Company in favor of Nomura.

Pursuant to the Purchase Agreement, on March 3, 2015, Triumph Capital Advisors consummated the Acquisition and delivered the purchase price of $133,262,520 to the FDIC. In addition, on March 3, 2015, the Credit Agreement was terminated upon Triumph Capital Advisors’ repayment in full of all borrowings outstanding under the Credit Agreement by delivering to Nomura all of the securities issued by the CLOs that were acquired pursuant to the Purchase Agreement.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the proposed transaction and the timing of the proposed transaction, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that we will not consummate the proposed transaction on the expected terms, if at all; the possibility that the anticipated benefits of the proposed transaction will not be realized; and other factors identified in our filings with the SEC. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Registration Statement on Form S-1, which was declared effective by SEC on November 6, 2014. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: March 3, 2015	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 3, 2015

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